                                STAR BANK, N.A.
                          MASTER REPURCHASE AGREEMENT

1.       APPLICABILITY.

         From time to time the parties hereto may enter into transactions in which Star Bank, N.A., ("Seller") agrees to transfer to the other party to this Agreement ("Buyer") securities or financial instruments ("Securities") against the transfer of funds by Buyer, with a simultaneous agreement by Buyer to transfer to Seller such Securities at a date certain or on demand, against the transfer of funds by Seller. Each such transaction shall be referred to herein as a "Transaction" and shall be governed by this Agreement unless otherwise agreed in writing.

         FUNDS HELD PURSUANT TO A TRANSACTION ARE
         NOT A DEPOSIT AND THEREFORE ARE NOT INSURED
         BY THE FEDERAL DEPOSIT INSURANCE CORPORATION.

2.       DEFINITIONS.

         (a) "Act of Insolvency", with respect to any person, (i) the commencement by such person as debtor of any case or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law, or such person seeking the appointment of a receiver, trustee, custodian or similar official for such person or any substantial part of its property, or
(ii) the commencement of any such case or proceeding against such person, or another seeking such an appointment, which (A) is consented to or not timely contested by such person, (B) results in the entry of an order for relief, such an appointment or the entry of an order having a similar effect, or (C) is not dismissed within 30 days;

         (b) "Additional Purchased Securities", securities provided by Seller to Buyer pursuant to Paragraph 4 hereof;

         (c) "Buyer's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage agreed to pursuant to subparagraph (p) of this paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date;

         (d)  "Confirmation", the meaning specified in Paragraph 3(b) hereof;

         (e) "Income", with respect to any Security at any time, any principal thereof then payable and all interests.

         (f) "Margin Deficit", the meaning specified in Paragraph 4(a) hereof;

         (g) "Margin Excess", the meaning specified in Paragraph 4(b) hereof;

         (h) "Market Value", with respect to any Securities as of any date, the price for such Securities on such date obtained from a generally recognized source or the most recent closing bid quotation from such a source, plus accrued Income to the extent not included therein (other than any Income credited or paid to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) as of such date;

         (i) "Price Differential", with respect to any Transaction hereunder as of any date, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the Purchase Date for such Transaction and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Transaction);

         (j) "Pricing Rate", the per annum percentage rate for determination for the Price Differential;

         (k) "Purchase Date", the date on which Securities are transferred by Seller to Buyer;

         (l) "Purchase Price", (i) on the Purchase Date, the price at which Purchased Securities are transferred by Seller to Buyer, and (ii) thereafter, such price increased by the amount of any cash paid by Buyer to Seller pursuant to Paragraph 4(b) hereof and decreased by the amount of any cash paid by Seller to Buyer pursuant to Paragraph 4(a) hereof or applied to reduce Seller's obligations under clause (ii) of Paragraph 5 hereof;

         (m) "Purchased Securities", the Securities transferred by Seller to Buyer in a Transaction hereunder, and any Securities substituted therefor in accordance with Paragraph 9 hereof. The term "Purchased Securities" with respect to any Transaction at any time also shall include Additional Purchased Securities pursuant to Paragraph 4 and shall exclude Securities returned pursuant to Paragraph 4;

         (n) "Repurchase Date", the date on which Seller is to repurchase the Purchased Securities from Buyer, including any date determined by application of the provisions of Paragraphs 3 (c) or 11 hereof;

         (o) "Repurchase Price", the price at which Purchased Securities are to be transferred from Buyer to Seller upon termination of a Transaction, which will be determined in each case (including transactions terminable upon demand) as the sum of the Purchase Price and the Price Differential as of the date of such determination, increased by any amount determined by the application of the provisions of Paragraph 11 hereof;

         (p) "Seller's Margin Amount", with respect to any Transaction as of any date, the amount obtained by application of a percentage (which may be equal to the percentage agreed to purchase to subparagraph (c) of this Paragraph), agreed to by Buyer and Seller prior to entering into the Transaction, to the Repurchase Price for such Transaction as of such date.

3.       INITIATION; CONFIRMATION; TERMINATION.

         (a) An agreement to enter into a Transaction may be made orally or in writing at the initiation of either Buyer or Seller, or automatically pursuant to the terms of any one or more of Buyer's deposit accounts with seller. On the Purchase Date for the Transaction, the Purchased Securities shall be held by Seller or its agent in the manner prescribed in Part 450.4 of the Title 17 of the Code of Federal Regulations, against the crediting of the Purchase Price to an account of the Seller in immediately available funds.

         (b) At the end of the day of initiation of any Transaction herein, or at the end of any other day during which other securities are substituted for Purchased Securities pursuant to Paragraph 9 hereof, Seller shall promptly deliver to Buyer a written confirmation of each Transaction (a "Confirmation"); provided, however, that Seller need not send a Confirmation at the end of any day during which other securities are substituted for Purchased Securities pursuant to Paragraph 9 hereof unless the substitution results in a change to issuer, maturity date, par amount or coupon rate specified in the previous Confirmation, and provided further that Seller need not send a Confirmation with respect to Transactions or substitutions that occur before January 31, 1988. The Confirmation shall identify the Buyer and the Seller and shall specify (i) the Purchase Date, (ii) the Purchase Price, (iii) the Repurchase Date, unless the Transaction is to be terminable on demand, (iv) the Pricing Rate or Repurchase Price applicable to the Transaction, (v) the Issuer, maturity date, coupon rate, par amount and market value of the Purchased Securities, (vi) the CUSIP or mortgage-backed security pool number, as appropriate, of the Purchased Securities, and (vii) any additional terms or conditions of the Transaction not inconsistent with this Agreement. The Confirmation, together with this Agreement, shall constitute conclusive evidence of the terms agreed between Buyer and Seller


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with respect to the Transaction to which the Confirmation relates, unless with respect to the Confirmation specific objection is made promptly after receipt thereof. In the event of any conflict between the terms of such Confirmation and this Agreement, this Agreement shall prevail.

         (c) In the case of Transactions terminable upon demand, such demand shall be made by the Buyer or Seller, no later than such time as is customary in accordance with market practice, by telephone or otherwise on or prior to the banking day on which such termination will be effective. On the date of such demand, or on the date fixed for termination in the case of Transactions having a fixed term, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Securities and any income in respect thereof collected by the Buyer (and not previously credited or paid to, or applied to the obligations of, Seller pursuant to Paragraph 5 hereof) against the crediting of the Repurchase Price to an account of the Buyer in immediately available funds.

4.       MARGIN MAINTENANCE.

         (a) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions is less than the aggregate Buyer's Margin Amount for all such Transactions (a "Margin Deficit"), then Buyer may require Seller, at Seller's option, to make a cash payment to Buyer or to transfer to Buyer additional Securities reasonably acceptable to Buyer ("Additional Purchased Securities"), so that the cash and aggregate Market Value of the Purchased Securities, including any such Additional Purchased Securities, will thereupon equal or exceed such aggregate Buyer's Margin Amount.

         (b) If at any time the aggregate Market Value of all Purchased Securities subject to all Transactions exceeds the aggregate Seller's Margin Amount for all such Transactions at such time (a "Margin Excess"), then Seller may be notice to Buyer require Buyer, at Buyer's option, to make a cash payment to Seller or to transfer Purchased Securities to Seller, so that the aggregate Market Value of the Purchased Securities, after deduction of any such cash or any Purchased Securities so transferred, will thereupon not exceed such aggregate Seller's Margin Amount.

         (c) Any cash paid or repaid pursuant to this Paragraph shall be attributed to such Transactions as shall be agreed upon by Buyer and Seller.

         (d) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the rights of Buyer or Seller (or both) under subparagraphs (a) and (b) of this Paragraph may be exercised only where a Margin Deficit or Margin Excess exceeds a specified dollar amount or a specified percentage of the Repurchase Price for such Transactions (which amount or percentage shall be agreed to by Buyer and Seller prior to entering into any such Transactions).

         (e) Seller and Buyer may agree, with respect to any or all Transactions hereunder, that the respective rights of Buyer and Seller under subparagraphs (a) and (b) of this Paragraph to require the elimination of a Margin Deficit or a Margin Excess, as the case may be, can be exercised whenever such a Margin Deficit or Margin Excess exists with respect to any single Transaction hereunder (calculated without regard to any other Transaction outstanding under this agreement).

5.       INCOME PAYMENTS.

         Where a particular Transaction's term extends over an Income payment date on the Securities subject to the Transaction, an amount equal to such Income payment or payments with respect to any Purchased Securities subject to such Transaction shall, on the date such Income is payable, be paid or credited to the account of Seller.

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6.       SECURITY INTEREST.

         Although the parties intend that all Transactions hereunder be sales and purchases and not loans, in the event any such Transactions are deemed to be loans, Seller shall be deemed to have pledged to Buyer as security for the performance by Seller of its obligations under each such Transaction, and shall be deemed to have granted to Buyer a security interest in, all of the Purchased Securities with respect to all Transactions hereunder and all proceeds thereof.

7.       PAYMENT AND TRANSFER.

         Unless otherwise mutually agreed, all payments hereunder shall be in immediately available funds. All transfers of securities by one party hereto to the other party shall be made by Seller or its agent in the manner prescribed in Part 450 of Title 17 of the Code of Federal Regulations.

8.       SEGREGATION OF PURCHASED SECURITIES.

         All Purchased Securities in the possession of the Seller shall be segregated from Seller's securities and shall be identified as subject to this Agreement. Segregation shall be accomplished as prescribed in Part 450 of Title 17 of the Code of Federal Regulations.

9.       SUBSTITUTION.  (DELETED)

10.      REPRESENTATIONS.

         Each of the Buyer and Seller represents and warrants to the other that
(i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf, (iv) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any law, ordinance, charter, by-law or rule applicable to it or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

11.      EVENTS OF DEFAULT.

         In the event that (i) Seller fails to repurchase or Buyer fails to deliver Purchased Securities upon the applicable Repurchase Date, (ii) Seller or Buyer fails, after one business day's notice, to comply with Paragraph 4 hereof, (iii) Buyer fails to comply the Paragraph 5 hereof, (iv) an Act of Insolvency occurs with respect to Seller or Buyer, (v) any representation made by Seller or Buyer shall prove to have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated, or (vi) Seller or Buyer shall admit to the other its inability to, or its intention not to, perform any of its obligations hereunder (each an "Event of Default");

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         (a) At the option of the nondefaulting party, exercised by written notice to the defaulting party (which option shall be deemed to have been exercised, even if no notice is given, immediately upon the occurrence of an Act of Insolvency), the Repurchase Date for each Transaction hereunder shall be deemed immediately to occur.

         (b) In all Transactions in which the defaulting party is Seller, if Buyer exercises or is deemed to have exercised the option referred to in subparagraph (a) of this paragraph, (i) Seller's obligations hereunder to repurchase all Purchased Securities in such Transactions shall thereupon become immediately due and payable, (ii) to the extent permitted by applicable law, the Repurchase Price with respect to each such Transaction shall be increased by the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Repurchase Price for such Transaction as of the Repurchase Date as determined pursuant to subparagraph (a) of this Paragraph (decreased as of any day by (A) any amounts retained by Buyer with respect to such Repurchase Price pursuant to clause (iii) of this subparagraph, (B) any proceeds from the sale of Purchased Securities pursuant to subparagraph (d)(i) of this paragraph, and (C) any amounts credited to the account of Seller pursuant to subparagraph (e) of this paragraph) on a 360 day per year basis for the actual number of days during the period from the date of the Event of Default giving rise to such option to the date of payment of the Repurchase Price as so increased, (iii) all Income paid after such exercise or deemed exercise shall be paid to Buyer and applied to the aggregate unpaid Repurchase Prices owed by Seller, and (iv) Seller shall immediately deliver to Buyer any Purchased Securities subject to such Transactions then in Seller's possession.

         (c) In all Transactions in which the defaulting party is Buyer, upon tender by Seller of payment of the aggregate Repurchase Prices for all such Transactions, Buyer's right, title and interest in all Purchased Securities subject to such Transaction shall be deemed transferred to Seller, and Buyer shall deliver all such Purchased Securities to Seller.

         (d) After one business day's notice to the defaulting party (which notice need not be given if an Act of Insolvency shall have occurred, and which may be the notice given under subparagraph (a) of this paragraph or the notice given under clause (ii) of the first sentence of this Paragraph), the nondefaulting party may:

         (i) as to Transactions in which the defaulting party is Seller, (A) immediately sell, in a recognized market at such price or prices as Buyer may reasonably deem satisfactory, any or all Purchased Securities subject to such Transactions and apply the proceeds thereof to the aggregate unpaid repurchase Prices owing by Seller or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Securities, to give Seller credit for such Purchased Securities in an amount equal to the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source, against the aggregate unpaid Repurchase Price; and

         (ii) as to Transactions in which the defaulting party is Buyer, (A) purchase securities ("Replacement Securities") of the same class and amount as any Purchased Securities that are not delivered by Buyer to Seller as required hereunder or (B) in its sole discretion elect, in lieu of purchasing Replacement Securities, to be deemed to have purchased Replacement Securities at the price therefor on such date, obtained from a generally recognized source or the most recent closing bid quotation from such a source.

         (e) As to Transactions in which the defaulting party is Buyer, Buyer shall remain liable to Seller (i) with respect to Purchased Securities, for any excess of the price paid (or deemed paid) by Seller for Replacement Securities therefor over the Repurchase Price for such Purchased Securities and (ii) with respect to Additional Purchased Securities, for the price paid (or deemed paid) by Seller for the Replacement Securities therefor. In addition, Buyer shall be liable to Seller for interest on such remaining liability with respect to each such purchase (or


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deemed purchase) until paid in full by Buyer. Such interest shall be at a rate equal to the Pricing Rate.

         (f) For purposes of this Paragraph 11, the Repurchase Price for each Transaction hereunder in respect of which the defaulting party is Buyer shall not increase above the amount of such Repurchase Price for such Transaction shall be determined as of the date of the exercise or deemed exercise by Seller of its option under subparagraph (a) of this paragraph.

         (g) The defaulting party shall be liable to the nondefaulting party for the amount of all reasonable legal or other expenses incurred by the nondefaulting party in connection with or as a consequence of an Event of Default, together with interest thereon at a rate equal to the Pricing Rate.

12.      SINGLE AGREEMENT.

         Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each o them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect to any Transaction shall be deemed to have been made in consideration of payments, deliveries and other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

13.      NOTICES AND OTHER COMMUNICATIONS.

         Unless another address is specified in writing by the respective party to whom any notice or other communication is to be given hereunder, all such notices or communications shall be in writing or confirmed in writing and delivered at the respective addresses set forth in Annex I attached hereto.

14.      ENTIRE AGREEMENT: SEVERABILITY.

         This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

15.      NON-ASSIGNABILITY; TERMINATION.

         The rights and obligations of the parties under this Agreement and under any Transaction shall not be assigned by either party without the prior written consent of the other party. Subject to the foregoing, this Agreement and any Transactions shall be binding upon and shall inure to the benefit of the parties and their respective successors and assigns. This Agreement may be canceled by either party upon giving written notice to the other, except that this Agreement shall, notwithstanding such notice, remain applicable to any Transactions then outstanding.

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16.      GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Ohio without giving effect to the conflict of law principles thereof.

17.      NO WAIVERS, ETC.

         No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a wavier of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure herefrom shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation on any of the foregoing, the failure to give a notice pursuant to subparagraph 4(a) and 4(b) hereof will not constitute a wavier of any right to do so at a later date.

18.      USE OF EMPLOYEE PLAN ASSETS.

         If assets of an employee benefit plan subject to any provision of the Employee Retirement Income Security Act of 1974 ("ERISA") are intended to be used by either party hereto (the "Plan Party") in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

STAR BANK, N.A.                           OTHER PARTY TO AGREEMENT
("SELLER)                                 ("BUYER") OHIO NATIONAL FUND, INC.

BY: /s/ DARYL N. BIBLE                    BY: /s/ DONALD J. ZIMMERMAN
    -----------------------               --------------------------------
PRINT NAME:  Daryl N. Bible               PRINT NAME:  Donald J. Zimmerman
TITLE:  Vice President                    TITLE:  President
DATE:  1-9-97                             DATE:  1-3-97

                                    ANNEX I

            (Names and Addresses for Communications Between Parties)


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                    ADDENDUM TO MASTER REPURCHASE AGREEMENT

         This Addendum is to the Master Repurchase Agreement of even date herewith (together with any other Addenda or Schedule thereto, the "Agreement") by and between Ohio National Fund, Inc. (the "Buyer") and Star Bank, National Association (the "Seller"). Capitalized terms used herein shall have the same meaning as originally set forth in the Agreement unless otherwise indicated herein.

         1. Substitution. Notwithstanding anything to the contrary set forth in the Agreement, Buyer and Seller agree that all Purchased Securities shall be held by the Trust Department (the "Department") of Seller as custodian, that Seller shall not be permitted to substitute any other Securities for any Purchased Securities without the prior consent of the Trust Department or the Buyer, and that at no time will the Buyer's securities be commingled with the Seller's own securities.

         2. Unless otherwise agreed by the parties and set forth on a confirmation or other writing, the percentage applied to obtain the Buyer's Margin Amount (as defined in Section 2(C) of the Agreement) with respect to any transaction hereunder shall be 100% for U.S. Government and Agency Securities.

         Except as specifically modified by this Addendum, the Agreement shall continue in full force and effect as originally stated therein.

                                                Ohio National Fund, Inc.

                                                BY:  /s/ DONALD J. ZIMMERMAN
                                                     -------------------------
                                                TITLE:  President
                                                DATE:   1-3-1997

                                                STAR BANK, NATIONAL ASSOCIATION

                                                BY:  /s/ DARYL N. BIBLE
                                                     -------------------------
                                                TITLE:  Vice President
                                                DATE:   1-9-97

ACCOUNT NAME                                                  ACCOUNT NUMBER
------------                                                  --------------
OHIO NATIONAL FUND, INC. EQUITY PORTFOLIO                     19-6553
OHIO NATIONAL FUND, INC. MONEY MARKET PORTFOLIO               19-6554
OHIO NATIONAL FUND, INC. BOND PORTFOLIO                       19-6555
OHIO NATIONAL FUND, INC. OMNI PORTFOLIO                       19-6556
OHIO NATIONAL FUND, INC. CAPITAL APPRECIATION PORTFOLIO       19-6557
OHIO NATIONAL FUND, INC. SMALL CAP PORTFOLIO                  19-6558
OHIO NATIONAL FUND, INC. AGGRESSIVE GROWTH PORTFOLIO          19-6559
OHIO NATIONAL FUND, INC. CORE GROWTH PORTFOLIO                19-6560
OHIO NATIONAL FUND, INC. GROWTH & INCOME PORTFOLIO            19-6561
OHIO NATIONAL FUND, INC. S&P 500 INDEX PORTFOLIO              19-6562
OHIO NATIONAL FUND, INC. SOCIAL AWARENESS PORTFOLIO           19-6563
OHIO NATIONAL FUND, INC. STRATEGIC INCOME PORTFOLIO           19-6564
OHIO NATIONAL FUND, INC. STELLAR PORTFOLIO                    19-6565
OHIO NATIONAL FUND, INC. RELATIVE VALUE PORTFOLIO             19-6566